                                                                     EXHIBIT 5.1

              [WOMBLE CARLYLE SANDRIDGE & RICE, PLLC LETTERHEAD]



May 1, 1998


SQL Financials International, Inc.
3950 Johns Creek Court
Suwanee, Georgia 30024

          Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

          We have served as counsel for SQL Financials International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (No. 333-46685) (the "Registration Statement"), of a proposed public offering by the Company of 3,504,625 shares (the "Shares") of the Company's authorized common stock, $.0001 par value (the "Common Stock"), 2,500,000 of which are to be sold by the Company and 629,625 of which are to be registered for sale by certain stockholders of the Company. In addition, the Company has granted to the underwriters an option to purchase 375,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

          We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of Common Stock, the Shares and the Over-Allotment Shares to be sold by the Company and certain stockholders, as appropriate, as we have deemed necessary and advisable.

          Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that:

          1. The 2,500,000 Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.

                                              SQL Financials International, Inc.
                                                                 April 21, 1998
                                                                          Page 2


          2. The 629,625 Shares to be registered for and sold by certain stockholders were legally and validly issued, fully paid and nonassessable.

          3. The Over-Allotment Shares to be sold by the Company, upon the exercise of the over-allotment option by the underwriters, will be legally and validly issued, fully paid and nonassessable.

          We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.

                              Respectfully,

                              WOMBLE CARLYLE SANDRIDGE & RICE, PLLC


                              /s/ Womble Carlyle Sandridge & Rice, PLLC